Anthem and Castlight Collaborate
to accelerate and enable broader healthcare consumerism

Strategic Relationship Will Speed the Adoption of
Innovative Technologies to Help Lower Healthcare Costs and Improve Outcomes
INDIANAPOLIS and SAN FRANCISCO- November 4, 2015 - Anthem, Inc. (NYSE: ANTM) and Castlight Health, Inc. (NYSE:CSLT) today announced their expanded collaboration that will help employers and consumers make smarter health care spending decisions. Through this strategic relationship, the companies will focus on providing innovative cost and quality decision-support tools, as well as developing new products that will offer consumers easy to understand health care cost and quality information. In addition, the arrangement will foster the accelerated market adoption of Castlight’s premium enterprise healthcare management solutions (EHM).
“Access to price and quality information are essential in helping consumers make more informed and personalized health care decisions,” said Brian Griffin, executive vice president and president of Anthem’s Commercial and Specialty business. “Consumer data, coupled with Castlight’s innovative, consumer-friendly web and mobile solutions, has the potential to transform how the industry provides cost and quality information to millions of consumers.”
The collaboration strives to build trust and an open dialogue with employers and consumers when it comes to supporting health and health care spending decisions. Anthem has the broad presence to engage consumers and providers around health care cost and quality to ultimately drive behavior change and achieve better financial and health outcomes. Anthem has been offering Castlight solutions as part of its own employee benefit plan, and is committed to working closely with Castlight to accelerate the delivery of their premium EHM solutions to broader populations.

“Castlight is deeply honored to collaborate with Anthem in this endeavor. Our relationship represents a major advance in bringing innovative technologies to employers and employees that will help them lower their healthcare costs, and improve medical outcomes,” said Giovanni Colella, M.D., co-founder and chief executive officer at Castlight Health. “We are confident that this collaboration will further accelerate the adoption of our EHM solutions in the market.”

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Anthem Inc. Contacts Investor Relations: Doug Simpson Douglas.simpson@anthem.com 317-488-6181 Media: Jill Becher jill.becher@anthem.com 414-234-1573	Castlight Health Contacts Investor Relations: Charles Butler ir@castlighthealth.com 415-829-1400 Media: Jim Rivas press@Castlighthealth.com 415-829-1568

About Anthem, Inc.
Anthem is working to transform health care with trusted and caring solutions. Our health plan companies deliver quality products and services that give their members access to the care they need. With over 72 million people served by its affiliated companies, including more than 38 million enrolled in its family of health plans, Anthem is one of the nation’s leading health benefits companies. For more information about Anthem’s family of companies, please visit www.antheminc.com/companies.

About Castlight Health
Castlight Health, Inc. (NYSE: CSLT) is a leader in Enterprise Healthcare Management. We believe great healthcare builds great business, and U.S. enterprises can gain control over the $620 billion spent annually on healthcare, transforming a crippling cost into a strategic business advantage. Recognized as a 2014 top software platform by the HR Technology Conference & Exposition, the Castlight Enterprise Healthcare Cloud enables employers to understand and manage their healthcare investments while helping employees make the best possible healthcare decisions. Castlight is a great place to work, honored with a Glassdoor Employees’ Choice award and recognized by Rock Health for Diversity in Leadership. For more information visit www.castlighthealth.com. Follow us on Twitter and LinkedIn and like us on Facebook.

Forward Looking Statements Disclaimer
This press release contains “forward-looking” statements that are based on Castlight’s beliefs and assumptions and on information currently available to Castlight’s management. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information concerning the success of the expanded collaboration and the pace of adoption of Castlight’s solutions.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to market acceptance of Castlight’s Enterprise Healthcare Management offerings, ability to increase sales of Castlight’s offerings and to attract and retain customers, ability to develop new applications and bring them to market in a timely manner, ability to maintain, protect and enhance Castlight’s brand and intellectual property, and ability to continue to stay in compliance with applicable laws and regulations. Moreover, Castlight operates in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for Castlight’s management to predict all risks, nor can Castlight assess the impact of all factors on is business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements it may make. These factors, together with those that may be described in greater detail in Castlight’s reports that Castlight file from time to time with the Securities and Exchange Commission, including Castlight’s quarterly reports on form 10-Q, particularly under the heading “Risk Factors,” may cause Castlight’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by its forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although Castlight management believes that the expectations reflected in its forward-looking statements are reasonable, Castlight cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither Castlight, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements. Castlight undertakes no obligation to publicly update any forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in its expectations, except as required by law.